UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
October 1, 2024
URBAN-GRO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39933	46-5158469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1751 Panorama Point, Unit G Lafayette, Colorado	80026
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (720) 390-3880
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.001 per share	UGRO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 1, 2024, urban-gro, Inc. (the “Company”) entered into an asset based term Loan Agreement (the “Loan”) with Grow Hill, LLC, a Washington limited liability company (the “Lender”) pursuant to which the Lender extended to the Company a secured loan of $2,100,000, to be used to assist the Company with cash management, including to support the Company’s growth in the cannabis industry. The Loan is for a term of 24 months and has an origination fee of $100,000, which was added to the amount of the Loan. There is no penalty to prepayment, except the Lender will receive at least $150,000 in minimum interest if Company chooses to prepay the Loan. The Loan contains standard events of default and representations and warranties by the Company and the Lender.

The Loan is evidenced by a Secured Promissory Note issued by the Company to the Lender (the “Promissory Note”). The Lender received a security interest in certain of the Company’s assets pursuant to a security agreement between the Company and the Lender (the “Security Agreement”), which does not include any assets of the Company’s subsidiaries, including those securing the Company’s existing line of credit. The Promissory Note accrues simple interest at an annual rate of fifteen percent (15%).

In connection with entering in the Loan, the Company issued to Lender a warrant (the “Warrant”) to purchase up to an aggregate of 160,000 shares of the Company’s common stock at an exercise price of $2.50 per share. The Warrant is exercisable immediately, will expire on the five (5) year anniversary of issuance, and is exercisable on a cashless basis at the election of the holder.

The foregoing descriptions of the Loan, the Promissory Note, the Security Agreement, and the Warrant do not purport to be complete and are qualified in their entirety by reference to the full text of the Loan, the Promissory Note, the Security Agreement, and the Warrant, a copy of each of which is filed as Exhibit 10.1, Exhibit 4.1, Exhibit 10.2 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and is incorporated by reference herein. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above regarding the Loan, the Promissory Note, the Security Agreement, and the Warrant is incorporated by reference into this Item 2.03.
Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Loan, the Promissory Note, the Security Agreement, and the Warrant is incorporated herein by reference into this Item 3.02.

The Promissory Note, the Warrant and the shares of common stock underlying the Warrant (collectively, the “Securities”) were, and will be, offered and sold in transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder. The Lender is an “accredited investor,” as defined in Regulation D, and is acquiring the Securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the Securities will not be registered under the Securities Act and the Securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Neither this Current Report on Form 8-K nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of common stock, notes, warrants, or any other securities of the Company.
Item 7.01.    Regulation FD Disclosure.

On October 3, 2024, the Company issued a press release announcing the execution of new cannabis sector contracts in the third quarter of 2024. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, unless specifically identified as being incorporated therein by reference.

Item 9.01.    Financial Statements and Exhibits.
(d)Exhibits.

Exhibit Number	Exhibit Description
4.1	Secured Promissory Note dated as of October 1, 2024
4.2	Common Stock Purchase Warrant dated as of October 1, 2024
10.1*	Loan Agreement, dated as of October 1, 2024, between urban-gro, Inc. and Grow Hill, LLC
10.2*	Security Agreement, dated as of October 1, 2024, between urban-gro, Inc. and Grow Hill, LLC
99.1	Press Release Dated October 3, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*    Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to     furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URBAN-GRO, INC.

Date: October 3, 2024	By:	/s/ Bradley Nattrass
Bradley Nattrass
Chairperson of the Board of Directors and Chief Executive Officer